UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2017

QPAGOS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-192877	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

1900 Glades Road, Suite 265

Boca Raton, Florida 33431

(Mailing Address)

+52 (55) 55-110-110

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2017, QPAGOS, a Nevada corporation (the “Company”), issued a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $100,000 to Vista Capital Investments, LLC (“Purchaser”). The Note has a maturity date of March 13, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Note at the rate of eight percent (8%) per annum from the date on which the Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company has the right to prepay the Note, provided it makes a pre-payment penalty as specified in the Note. The transaction described above closed on March 13, 2017.

The outstanding principal amount of the Note (if any) is convertible at any time and from time to time at the election of the Purchaser during the period beginning on the date that is 150 days following the Issue Date into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price equal to 60% of the average of the two (2) lowest trading bid prices during the fifteen (15) trading days prior to the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Note), the Note will become immediately due and payable and the Company has agreed to pay to the Purchaser, in full satisfaction of its obligations thereunder, additional amounts as set forth in the Note at a default interest rate of 120% of the outstanding balance owed under the Note. The Note also provides for piggyback registration rights under certain circumstances and the payment of liquidated damages for failure to comply with such provisions.

In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Note if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion.

The foregoing description of the terms of the Note does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 3.02. The Note was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 4.1	Convertible Promissory Note with Vista Capital Investments, LLC dated March 9, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPAGOS

Date: March 14, 2017	By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Convertible Promissory Note with Vista Capital Investments, LLC dated March 9, 2017

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